UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated November 6, 2006 (the “Merger Agreement”) by and among NVIDIA Corporation (“NVIDIA”), PortalPlayer, Inc. (“PortalPlayer”), Partridge Acquisition, Inc., a wholly-owned subsidiary of NVIDIA (“Partridge”), Partridge merged with and into PortalPlayer (the “Merger”) and PortalPlayer became a wholly-owned subsidiary of NVIDIA. The Merger closed and became effective on January 5, 2007.

In connection with the Merger, each outstanding share of PortalPlayer common stock was converted into the right to receive $13.50 per share in cash without interest. NVIDIA will account for the Merger using the purchase method of accounting.

In connection with the Merger, approximately 26 million shares of PortalPlayer common stock were converted into the right to receive approximately $355 million in cash without interest. In addition, NVIDIA assumed outstanding options to acquire approximately 1.8 million shares of PortalPlayer common stock, and converted each option into an option to purchase 0.3601 shares of NVIDIA common stock.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On January 5, 2007, NVIDIA issued a press release announcing that it has completed the acquisition of PortalPlayer. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(d)

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
2.1	Agreement and Plan of Merger among NVIDIA Corporation, Partridge Acquisition, Inc. and PortalPlayer, Inc., dated November 6, 2006.	8-K	November 6, 2006	99.1
99.1	Press Release, dated January 5, 2007, entitled “NVIDIA Completes Acquisition of PortalPlayer.”				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: January 11, 2007	By: /s/ Marvin D. Burkett
Marvin D. Burkett
Chief Financial Officer

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
2.1	Agreement and Plan of Merger among NVIDIA Corporation, Partridge Acquisition, Inc. and PortalPlayer, Inc., dated November 6, 2006.	8-K	November 6, 2006	99.1
99.1	Press Release, dated January 5, 2007, entitled “NVIDIA Completes Acquisition of PortalPlayer.”				X